UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2021
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Cable One, Inc.

(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 364-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01         Other Events.

On May 21, 2021, Cable One, Inc. (the “Company” or “Cable One”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). The Company’s Amended and Restated By-laws (the “By-laws”) provide for majority voting in uncontested director elections, and any incumbent director who does not receive a majority of the votes cast must submit an offer to resign from the Company’s Board of Directors (the “Board”) no later than two weeks after the Company certifies the voting results. As previously disclosed, at the Annual Meeting, Thomas S. Gayner received less than a majority of the votes cast and, as a result, Mr. Gayner submitted to the Company an offer to resign from the Board in accordance with the By-laws.

The voting results at the Annual Meeting with respect to Mr. Gayner were apparently primarily due to the “overboarding” policies of certain institutional investors and third party corporate governance firms that set limits on the number of public company boards of directors on which a nominee for director may serve, and often include more stringent requirements for nominees serving as a chief executive officer of a public company. These “overboarding” policies are general policies that various institutional investors and corporate governance firms apply to all public companies, often without regard to individual circumstances. In addition to serving as a member of the Board, Mr. Gayner currently serves on the boards of Colfax Corporation, Graham Holdings Company (Cable One’s parent company prior to the Company’s July 2015 spin-off), The Davis Series Mutual Funds and Markel Corporation (“Markel”). Mr. Gayner is also the co-chief executive officer of Markel. In considering Mr. Gayner’s offer to resign from the Board, the Board was to determine, under the majority voting policy as provided under the By-laws, and based on the individual circumstances of the Company and Mr. Gayner, whether Mr. Gayner may or may not be capable of adequately fulfilling his responsibilities to the Board and the Company’s stockholders, notwithstanding his commitments to other companies.

In accordance with the Company’s majority voting policy as provided under the By-laws, the Board considered Mr. Gayner’s offer to resign from the Board and determined that it was in the best interests of the Company and its stockholders to reject Mr. Gayner’s resignation offer subject to Mr. Gayner reducing the number of public company boards on which he serves by one prior to March 31, 2022 (and in the event Mr. Gayner does not so reduce the number of public company boards on which he serves by such date his offer to resign will be deemed accepted by the Board). Mr. Gayner did not participate in the Board’s review of, or determination with respect to, his tendered resignation offer.

In connection with the Board’s review and consideration of Mr. Gayner’s resignation offer, the Company conducted stockholder outreach. Specifically, the Company contacted stockholders estimated to hold over 86% of the Company’s outstanding shares of common stock to solicit feedback as to whether, with certain changes, those stockholders would support Mr. Gayner continuing to remain on the Board. As a result of the outreach efforts, the Company received feedback from stockholders estimated to hold over 66% of the Company’s outstanding shares of common stock.

The Board’s decision to reject Mr. Gayner’s resignation offer was based on a number of factors, including, but not limited to:

●	The Board’s understanding that the voting results with respect to Mr. Gayner were driven primarily by voting policies under which Mr. Gayner is considered to be “overboarded”;

●
The Board does not believe Mr. Gayner’s service on other public company boards, or as co-chief executive officer of Markel, has adversely affected his service to the Company in his capacity as a director, noting in particular:

o	Mr. Gayner’s consistently high level of commitment towards the Company and regular engagement with management; and

o	Mr. Gayner’s perfect attendance record for Board and Board committee meetings during the past three years;

●
Certain stockholders and corporate governance firms had applied their most restrictive “overboarding” standards to Mr. Gayner because they consider his service as co-chief executive officer of Markel as the equivalent to service as a chief executive officer of a public company, despite the fact that Mr. Gayner shares his duties at Markel with another co-chief executive officer and, accordingly, has a different role at Markel than a typical public company chief executive officer;

●
The feedback received from stockholders as a result of the Company’s outreach efforts, including feedback from certain stockholders who voted against the election of Mr. Gayner at the Annual Meeting that indicated a potential willingness to support Mr. Gayner remaining on the Board if he were to step down from at least one of the other public company boards on which he currently serves;

●	Mr. Gayner has indicated his intention to reduce the number of public company boards on which he serves by one by March 31, 2022;

●	The Company derives numerous benefits from Mr. Gayner’s service on the Board, including his:

o	Experience, perspective and insights which align with the Company’s focus on long-term results;

o
Deep understanding of, and long-standing connections to, the Company’s business, both as a member of the Board and as a member of the Board of Directors of Graham Holdings Company (Cable One’s parent company prior to the Company’s July 2015 spin-off), where he has served as a director since January 2007;

o
Years of service and leadership as the Company’s lead independent director, which has provided stability and continuity during the shift in the Company’s strategic focus to being a broadband-centric connectivity provider;

o
Capital allocation expertise and related contributions to support the Company’s growth strategy, which has included numerous acquisitions, strategic investments and capital raising transactions since the Company’s July 2015 spin-off from Graham Holdings Company;

o
Focus on increasing the gender and racial diversity of the Board while serving as Chair of the Nominating and Governance Committee. His efforts have resulted in the addition of only diverse directors (three directors in total), the Board now being comprised of 60% female directors, and female directors serving as Chair of the Board, Chair of the Audit Committee and Chair of the Compensation Committee; and

o	Understanding of, and involvement with, various stakeholders stemming from his roles at other companies, which provides a unique and valuable resource to the Company; and

●
The feedback received from some of the Company’s stockholders that such stockholders had also voted against Mr. Gayner, as the Chair and member of the Nominating and Governance Committee of the Board, because of certain provisions included in the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws which require the approval of the Board or the affirmative vote of stockholders holding at least 66 2⁄3% of the combined voting power of the outstanding shares of the Company’s capital stock entitled to vote in the election of directors, voting as a single class, to alter, amend or repeal, or adopt any new provision in, the Company’s Amended and Restated By-laws (collectively, the “Supermajority Vote Requirement”).

After inquiries from the Board, Mr. Gayner has confirmed that he is willing to continue to serve on the Board. As a result of the Board’s determination to reject Mr. Gayner’s resignation offer, Mr. Gayner is expected to continue to serve as a member of the Board until the Company’s 2022 annual meeting of stockholders or until his successor is elected and qualified, if he reduces the number of public company boards on which he serves by one prior to March 31, 2022.

The Company will engage in additional stockholder outreach and will assess the feedback received in determining whether to nominate Mr. Gayner for election at the Company’s 2022 annual meeting of stockholders.

The stockholder outreach conducted to date has provided the Company with new opportunities to engage with the Company’s stockholders and hear their views on important topics aside from Mr. Gayner’s continued service on the Board. After taking into consideration the feedback provided by stockholders during the outreach, the Company intends to take the following two actions in connection with the 2022 annual meeting of stockholders:

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The Company intends to seek stockholder approval at the Company’s 2022 annual meeting of stockholders to amend the Supermajority Vote Requirement included in the Company’s Amended and Restated Certificate of Incorporation in order to reduce the required stockholder vote from a 66 2⁄3% of the combined voting power standard to a majority of the combined voting power standard (and a similar amendment would be made to the Company’s Amended and Restated By-Laws if the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation is approved at the Company’s 2022 annual meeting of stockholders); and

●
If the Company conducts an online annual stockholders meeting in 2022, it intends to do so in an interactive manner in which stockholders may vote and submit questions while attending the meeting via the internet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Peter N. Witty
	Name:	Peter N. Witty
	Title:	Senior Vice President, General Counsel and Secretary

Date: August 19, 2021